Exhibit 99.1

Yahoo! Reports Third Quarter 2009 Results

Company Exceeds Revenue Outlook

Maintains Strong Balance Sheet with over $4.5 Billion in Cash and Marketable Debt Securities

SUNNYVALE, Calif.--(BUSINESS WIRE)--October 20, 2009--Yahoo! Inc. (NASDAQ:YHOO) today reported revenues of $1,575 million for the quarter ended September 30, 2009, a decrease of 12 percent from the third quarter of 2008 and slightly above the second quarter of 2009. Excluding the impact of currency rate fluctuations and divested business lines, revenues for the third quarter of 2009 would have declined 7 percent compared to the third quarter of 2008.

Net income per diluted share for the third quarter of 2009 was $0.13, compared to $0.04 for the third quarter of 2008. Non-GAAP net income per diluted share for the third quarter of 2009 and 2008 was $0.15.

“With revenue coming in above our guidance and flat sequentially, we had a solid third quarter that signals our major businesses have stabilized,” said Yahoo! chief executive officer Carol Bartz. “With new products like Yahoo! homepage, our brand revitalization campaign and expansion in the Middle East through Maktoob.com, our execution is improving and we're focused on what we do best - being the center of people's online lives.”

Financial Highlights

GAAP Results (in millions, except percentages and per share amounts)
	Q3 2008	Q3 2009	Change
Revenues	$1,786	$1,575	(12%)
Income from operations	$70	$91	30%
Net income	$54	$186	244%
Net income per diluted share	$0.04	$0.13	225%

Non-GAAP Results (in millions, except percentages and per share amounts)
	Q3 2008	Q3 2009	Change
Operating cash flow	$410	$384	(6%)
Non-GAAP net income	$213	$213	0%
Non-GAAP net income per diluted share	$0.15	$0.15	0%

“In the third quarter we saw strength in key areas of our business,” said Yahoo! chief financial officer Tim Morse. “Our efforts to reposition Yahoo! are still in the early stages, but we’re confident that our investments in the business will enable us to capitalize on growth opportunities as the economy recovers.”

Revenues

  Marketing services revenues declined 12 percent and fees revenues declined 11 percent, compared to the third quarter of 2008.
  Marketing services revenues were flat and fees revenues increased 2 percent, compared to the second quarter of 2009.
  Marketing services revenues from Owned and Operated sites were $851 million for the third quarter of 2009, a 15 percent decrease compared to $1,002 million for the same period of 2008. The decrease was primarily driven by a 19 percent decline in search advertising revenue and an 8 percent decline in display advertising revenue.
  Marketing services revenues from Affiliate sites were $526 million for the third quarter of 2009, a 6 percent decrease compared to $561 million for the same period of 2008.

Cash Flow and Cash Balance

  Cash flow from operating activities for the third quarter of 2009 was $355 million, a 2 percent increase compared to $347 million for the same period of 2008.
  Free cash flow for the third quarter of 2009 was $258 million, a 20 percent increase compared to $215 million for the same period of 2008.
  Cash, cash equivalents, and investments in marketable debt securities were $4,503 million at September 30, 2009 compared to $3,522 million at December 31, 2008, an increase of $981 million.

Business Outlook

GAAP revenue for the fourth quarter of 2009 is expected to be in the range of $1,600 million to $1,700 million. Non-GAAP operating income before depreciation, amortization, and stock-based compensation expense for the fourth quarter of 2009 is expected to be in the range of $400 million to $450 million. Income from operations for the fourth quarter of 2009 is expected to be in the range of $135 million to $155 million.

Conference Call

Yahoo! will host a conference call to discuss third quarter 2009 results at 5:00 p.m. Eastern Time today. A live webcast of the conference call, together with supplemental financial information, can be accessed through the Company's Investor Relations website at http://yhoo.client.shareholder.com/results.cfm. In addition, an archive of the webcast can be accessed through the same link. An audio replay of the call will be available for one week following the conference call by calling (888) 286-8010 or (617) 801-6888, reservation number: 13691765.

Note Regarding Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (“SEC”): revenues excluding traffic acquisition costs or TAC; operating income before depreciation, amortization, and stock-based compensation expense (also referred to as operating cash flow); free cash flow; and non-GAAP net income and non-GAAP net income per diluted share. These measures may be different than non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles (“GAAP”). Explanations of the Company’s non-GAAP financial measures and reconciliations of these financial measures to the GAAP financial measures the Company considers most comparable are included in the accompanying “Note to Unaudited Condensed Consolidated Statements of Income,” “Reconciliations to Unaudited Condensed Consolidated Statements of Income,” “Reconciliation of GAAP Net Income and GAAP Net Income Per Diluted Share to Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share” and “Business Outlook.”

About Yahoo!

Yahoo! attracts hundreds of millions of users every month through its innovative technology and engaging content and services, making it one of the most trafficked Internet destinations and a world class online media company. Yahoo!'s vision is to be the center of people's online lives by delivering personally relevant, meaningful Internet experiences. Yahoo! is headquartered in Sunnyvale, California. For more information, visit http://pressroom.yahoo.com or the company's blog, Yodel Anecdotal (http://yodel.yahoo.com).

“Owned and Operated sites” refers to Yahoo!’s owned and operated online properties and services.

“Affiliate sites” refers to Yahoo!'s distribution network of third-party entities who have integrated Yahoo!'s advertising offerings into their websites or their other offerings.

This press release and its attachments contain forward-looking statements that involve risks and uncertainties concerning Yahoo!'s expected financial performance (including without limitation the statements and information in the Business Outlook section and the quotations from management in this press release), as well as Yahoo!'s strategic and operational plans. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the impact of management and organizational changes; the implementation and results of Yahoo!'s ongoing strategic and cost initiatives; Yahoo!'s ability to compete with new or existing competitors; reduction in spending by, or loss of, marketing services customers; the demand by customers for Yahoo!'s premium services; acceptance by users of new products and services; risks related to joint ventures and the integration of acquisitions; risks related to Yahoo!'s international operations; failure to manage growth and diversification; adverse results in litigation, including intellectual property infringement claims; Yahoo!'s ability to protect its intellectual property and the value of its brands; dependence on key personnel; dependence on third parties for technology, services, content, and distribution; general economic conditions and changes in economic conditions; and uncertainty resulting from our pending agreement with Microsoft Corporation. All information set forth in this press release and its attachments is as of October 20, 2009. Yahoo! does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. More information about potential factors that could affect the Company's business and financial results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, which are on file with the SEC and available on the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Yahoo!’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, which will be filed with the SEC in the fourth quarter of 2009.

Yahoo! and the Yahoo! logos are trademarks and/or registered trademarks of Yahoo! Inc. All other names are trademarks and/or registered trademarks of their respective owners.

Yahoo! Inc.
Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share amounts)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2008	2009	2008	2009

	Revenues	$1,786,426	$1,575,399	$5,402,113	$4,728,338

	Cost of revenues	772,277	708,898	2,293,271	2,122,088

	Gross profit	1,014,149	866,501	3,108,842	2,606,250

	Operating expenses:
	Sales and marketing	396,982	286,382	1,226,472	887,880
	Product development	323,172	306,696	943,497	904,137
	General and administrative	199,593	155,421	559,484	431,070
	Amortization of intangibles	24,228	9,814	71,192	28,734
	Restructuring charges, net	-	16,689	16,885	86,492
	Total operating expenses	943,975	775,002	2,817,530	2,338,313

	Income from operations	70,174	91,499	291,312	267,937

	Other income, net (1)	8,881	105,390	48,129	182,360

	Income before income taxes and earnings in equity interests	79,055	196,889	339,441	450,297

	Provision for income taxes	(50,577)	(77,727)	(151,532)	(182,490)
	Earnings in equity interests (2)	27,762	68,654	537,471	181,744

	Net income	56,240	187,816	725,380	449,551

	Less: Net income attributable to noncontrolling interests	(1,892)	(1,723)	(3,031)	(4,513)

	Net income attributable to Yahoo! Inc.	$54,348	$186,093	$722,349	$445,038

	Net income attributable to Yahoo! Inc. common stockholders per share - diluted (3)	$0.04	$0.13	$0.51	$0.31

	Shares used in per share calculation - diluted	1,397,522	1,424,854	1,385,570	1,415,220

	Stock-based compensation expense was allocated as follows:
	Cost of revenues	$4,283	$2,688	$11,112	$8,930
	Sales and marketing	51,060	30,150	172,904	115,698
	Product development	55,372	57,964	149,896	163,889
	General and administrative	21,884	23,628	59,144	65,159
	Restructuring expense reversals	-	-	(12,284)	(7,600)

	Supplemental Financial Data:
	Revenues excluding TAC	$1,325,312	$1,131,428	$4,023,339	$3,424,021
	Operating income before depreciation, amortization, and stock-based compensation expense (or operating cash flow)	$410,378	$384,468	$1,270,557	$1,178,890
	Free cash flow (4)	$215,344	$257,696	$1,092,855	$737,725
	Non-GAAP net income per share - diluted	$0.15	$0.15	$0.49	$0.46

(1)	The three and nine months ended September 30, 2009 includes Yahoo!'s gain on sale of the Company's direct investment in Alibaba.com of $98 million recorded during the third quarter of 2009.

(2)	The nine months ended September 30, 2008 includes Yahoo!'s non-cash gain of $401 million recorded in the first quarter of 2008 related to Alibaba Group's initial public offering of Alibaba.com, net of tax. The three and nine months ended September 30, 2008 also includes Yahoo!'s non-cash loss of $30 million recorded in the third quarter of 2008 related to an other-than-temporary impairment of our direct investment in Alibaba.com, net of tax.

(3)	The impact of outstanding stock awards of entities in which the Company holds equity interests that are accounted for using the equity method reduced the Company's diluted earnings per share by $0.01 for the nine months ended September 30, 2008.

(4)	The nine months ended September 30, 2008 includes a $350 million one-time payment from AT&T Inc. recorded in the first quarter of 2008.

Yahoo! Inc.
Note to Unaudited Condensed Consolidated Statements of Income

This press release and its attachments include the non-GAAP financial measures of revenues excluding traffic acquisition costs or TAC, operating income before depreciation, amortization, and stock-based compensation expense (also referred to as operating cash flow), free cash flow, non-GAAP net income, and non-GAAP net income per diluted share, which are reconciled to GAAP revenue, income from operations, cash flow from operating activities, net income, and net income per diluted share, respectively, which we believe are the most comparable GAAP measures. We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure or measures. Further, management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, GAAP revenue, income from operations, cash flow from operating activities, net income, and net income per diluted share calculated in accordance with GAAP.

Revenues excluding TAC is defined as GAAP revenue less TAC. TAC consists of payments made to Affiliate sites and payments made to companies that direct consumer and business traffic to the Yahoo! website. We present revenues excluding TAC: (1) to provide a metric for our investors to analyze and value our Company and (2) to provide investors one of the primary metrics used by the Company for evaluation and decision-making purposes. We provide revenues excluding TAC because we believe it is useful to investors in valuing our Company. One of the ways investors value companies is to apply a multiple to revenues. Since a significant portion of the GAAP revenues associated with our sponsored search offerings is paid to our Affiliate sites, we believe investors find it more meaningful to apply multiples to revenues excluding TAC to assess our value as this avoids “double counting” revenues that are paid to, and being reported by, our Affiliate sites. Further, management uses revenues excluding TAC for evaluating the performance of our business, making operating decisions, budgeting purposes, and as a factor in determining management compensation. A limitation of revenues excluding TAC is that it is a measure which we have defined for internal and investor purposes that may be unique to the Company, and therefore it may not enhance the comparability of our results to other companies in our industry who have similar business arrangements but address the impact of TAC differently. Management compensates for these limitations by also relying on the comparable GAAP financial measures of revenues, cost of revenues, and gross profit, each of which includes the impact of TAC.

Operating income before depreciation, amortization, and stock-based compensation expense (also referred to as operating cash flow) is defined as income/(loss) from operations before depreciation, amortization of intangible assets, and stock-based compensation expense. We consider this measure to be an important indicator of the operational strength of the Company. We exclude depreciation and amortization because while tangible and intangible assets support our businesses, we do not believe the related depreciation and amortization costs are directly attributable to the operating performance of our business. This measure is used by some investors when assessing the performance of our Company. In addition, because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation expense enhances the ability of management and investors to understand the impact of stock-based compensation expense on our operating income. We do not include depreciation, amortization, and stock-based compensation expense in our internal measures or in the measures used by the Company to formulate our business outlook presented with our quarterly financial information to investors. A limitation associated with the non-GAAP measure of operating income before depreciation, amortization, and stock-based compensation expense is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our businesses. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. A further limitation associated with this measure is that it does not include stock-based compensation expense related to the Company’s workforce. Management compensates for these limitations by also relying on the comparable GAAP financial measure of income from operations, which includes depreciation, amortization, and stock-based compensation expense.

Free cash flow is a non-GAAP financial measure defined as cash flow from operating activities (adjusted to include excess tax benefits from stock-based compensation), less net capital expenditures and dividends received. We consider free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by the business after the acquisition of property and equipment, which can then be used for strategic opportunities including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet, and repurchasing stock. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Management compensates for this limitation by also relying on the net change in cash and cash equivalents as presented in the Company’s unaudited condensed consolidated statements of cash flows prepared in accordance with GAAP which incorporates all cash movements during the period.

Non-GAAP net income is defined as net income excluding certain gains, losses, expenses, and their related tax effects that we do not believe are indicative of our ongoing operating results and further adjusted to exclude stock-based compensation expense. In our calculation of non-GAAP net income and non-GAAP net income per diluted share, we have excluded stock-based compensation expense and its related tax effects. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation expense enhances the ability of management and investors to understand the impact of stock-based compensation expense on net income and net income per diluted share. We also consider non-GAAP net income and non-GAAP net income per diluted share to be profitability measures which facilitate the forecasting of our operating results for future periods and allow for the comparison of our results to historical periods. A limitation of non-GAAP net income and non-GAAP net income per diluted share is that they do not include all items that impact our net income and net income per diluted share for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measures of net income and net income per diluted share, both of which include the gains, losses, expenses and related tax effects that are excluded from non-GAAP net income and non-GAAP net income per diluted share.

	Yahoo! Inc.
	Reconciliations to Unaudited Condensed Consolidated Statements of Income
	(in thousands)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2008	2009	2008	2009
	Revenues for groups of similar services:
	Marketing services:
	Owned and Operated sites	$1,002,032	$851,382	$2,983,360	$2,581,445
	Affiliate sites	560,690	525,966	1,738,762	1,556,934
	Marketing services	1,562,722	1,377,348	4,722,122	4,138,379
	Fees	223,704	198,051	679,991	589,959
	Total revenues	$1,786,426	$1,575,399	$5,402,113	$4,728,338

	Revenues by segment:
	United States	$1,276,766	$1,143,173	$3,844,297	$3,483,496
	International	509,660	432,226	1,557,816	1,244,842
	Total revenues	$1,786,426	$1,575,399	$5,402,113	$4,728,338

	Revenues excluding traffic acquisition costs ("TAC"):
	GAAP revenue	$1,786,426	$1,575,399	$5,402,113	$4,728,338
	TAC	(461,114)	(443,971)	(1,378,774)	(1,304,317)
	Revenues excluding TAC	$1,325,312	$1,131,428	$4,023,339	$3,424,021

	Revenues excluding TAC by segment:
	United States:
	GAAP revenue	$1,276,766	$1,143,173	$3,844,297	$3,483,496
	TAC	(286,397)	(294,714)	(834,688)	(875,393)
	Revenues excluding TAC	$990,369	$848,459	$3,009,609	$2,608,103

	International:
	GAAP revenue	$509,660	$432,226	$1,557,816	$1,244,842
	TAC	(174,717)	(149,257)	(544,086)	(428,924)
	Revenues excluding TAC	$334,943	$282,969	$1,013,730	$815,918

	Operating income before depreciation, amortization, and stock-based compensation expense (or operating cash flow):
	Income from operations	$70,174	$91,499	$291,312	$267,937
	Depreciation and amortization	207,605	178,539	598,473	564,877
	Stock-based compensation expense	132,599	114,430	380,772	346,076
	Operating income before depreciation, amortization, and stock-based compensation expense	$410,378	$384,468	$1,270,557	$1,178,890

	Operating income before depreciation, amortization, and stock-based compensation expense (or operating cash flow) by segment:
	Operating income before depreciation, amortization, and stock-based compensation expense - United States	$288,248	$259,029	$896,879	$819,966
	Operating income before depreciation, amortization, and stock-based compensation expense - International	122,130	125,439	373,678	358,924
	Operating income before depreciation, amortization, and stock-based compensation expense	$410,378	$384,468	$1,270,557	$1,178,890

	United States:
	Income from operations	$2,549	$4,214	$69,024	$16,488
	Depreciation and amortization	171,446	152,489	493,087	495,150
	Stock-based compensation expense	114,253	102,326	334,768	308,328
	Operating income before depreciation, amortization, and stock-based compensation expense - United States	$288,248	$259,029	$896,879	$819,966

	International:
	Income from operations	$67,625	$87,285	$222,288	$251,449
	Depreciation and amortization	36,159	26,050	105,386	69,727
	Stock-based compensation expense	18,346	12,104	46,004	37,748
	Operating income before depreciation, amortization, and stock-based compensation expense - International	$122,130	$125,439	$373,678	$358,924

	Free cash flow:
	Cash flow from operating activities (4)	$347,091	$355,140	$1,559,234	$959,283
	Acquisition of property and equipment, net	(167,228)	(98,903)	(482,918)	(264,058)
	Dividends received	-	(1,483)	(18,942)	(27,628)
	Excess tax benefits from stock-based awards	35,481	2,942	35,481	70,128
	Free cash flow (4)	$215,344	$257,696	$1,092,855	$737,725

(4)	The nine months ended September 30, 2008 includes a $350 million one-time payment from AT&T Inc. recorded in the first quarter of 2008.

Yahoo! Inc.
Reconciliation of GAAP Net Income and GAAP Net Income Per Diluted Share to Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share
(in thousands, except per share amounts)

		Three Months Ended
		September 30,
		2008	2009

GAAP Net income attributable to Yahoo! Inc.		$54,348	$186,093

(a)	Stock-based compensation expense	132,599	114,430

(b)	Incremental costs for advisors related to the strategic alternatives and related matters (5)	36,555	-

(c)	Restructuring charges, net	-	16,689

(d)	Gain on sale of the Company's direct investment in Alibaba.com	-	(98,167)

(e)	To adjust the provision for income taxes to exclude the tax impact of items (a) through (d) above for the three months ended September 30, 2009 and 2008, respectively	(46,122)	6,736

(f)	To adjust the provision for income taxes to reflect an adjusted effective tax rate (calculated excluding the full year impact of items (a) through (d) above) of 37% for both the three months ended September 30, 2008 and 2009, respectively	5,855	(12,900)

(g)	Yahoo!'s non-cash loss related to the impairment of our direct investment in Alibaba.com, net of tax, which is included in earnings in equity interests	30,188	-

Non-GAAP Net income		$213,423	$212,881

GAAP Net income attributable to Yahoo! Inc. common stockholders per share - diluted		$0.04	$0.13

Non-GAAP Net income per share - diluted		$0.15	$0.15

Shares used in non-GAAP per share calculation - diluted		1,397,522	1,424,854

		Nine Months Ended
		September 30,
		2008	2009

GAAP Net income attributable to Yahoo! Inc.		$722,349	$445,038

(a)	Stock-based compensation expense (6)	393,056	353,676

(b)	Incremental costs for advisors related to the strategic alternatives and related matters (5)	72,712	-

(c)	Restructuring charges, net	16,885	86,492

(d)	Gain on sale of Gmarket investment	-	(66,684)

(e)	Gain on sale of the Company's direct investment in Alibaba.com	-	(98,167)

(f)	To adjust the provision for income taxes to exclude the tax impact of items (a) through (e) above for the nine months ended September 30, 2008 and 2009, respectively	(129,542)	(47,348)

(g)	To adjust the provision for income taxes to reflect an adjusted effective tax rate (calculated excluding the full year impact of items (a) through (e) above) of 37% and 34% for the nine months ended September 30, 2008 and 2009, respectively	(19,811)	(18,406)

(h)	Yahoo!'s non-cash loss related to the impairment of our direct investment in Alibaba.com, net of tax, which is included in earnings in equity interests	30,188	-

(i)	Yahoo!'s non-cash gain related to Alibaba Group's initial public offering of Alibaba.com, net of tax, which is included in earnings in equity interests	(401,090)	-

Non-GAAP Net income		$684,747	$654,601

GAAP Net income attributable to Yahoo! Inc. common stockholders per share - diluted (3)		$0.51	$0.31

Non-GAAP Net income per share - diluted		$0.49	$0.46

Shares used in non-GAAP per share calculation - diluted		1,385,570	1,415,220

(3)	The impact of outstanding stock awards of entities in which the Company holds equity interests that are accounted for using the equity method reduced the Company's diluted earnings per share by $0.01 for the nine months ended September 30, 2008.

(5)	Includes incremental costs for advisors related to Microsoft's proposals to acquire all or a part of the Company, other strategic alternatives, including the Google agreement, the proxy contest, and related litigation defense. These costs were immaterial for the three and nine months ended September 30, 2009.

(6)	The stock-based compensation restructuring expense reversals are included in restructuring charges net, item (c), for the nine months ended September 30, 2008 and 2009.

Yahoo! Inc.
Business Outlook

The following business outlook is based on current information and expectations as of October 20, 2009. Yahoo!'s business outlook as of today is expected to be available on the Company's Investor Relations website throughout the current quarter. Yahoo! does not expect, and undertakes no obligation, to update the business outlook prior to the release of the Company's next quarterly earnings announcement, notwithstanding subsequent developments; however, Yahoo! may update the business outlook or any portion thereof at any time at its discretion.

Three Months
Ending
December 31,
2009 (7)

	Revenues (in millions):	$1,600 - 1,700

Operating income before depreciation, amortization, and stock-based compensation expense (or operating cash flow) (8) outlook (in millions):
	Income from operations	$135 - 155
	Depreciation and amortization	170 - 190
	Stock-based compensation expense	95 - 105
	Operating income before depreciation, amortization, and stock-based compensation expense (or operating cash flow)	$400 - 450

(7)

This business outlook for the three months ending December 31, 2009 excludes pre-closing transaction costs related to our search agreement with Microsoft Corporation and any restructuring charges arising from our ongoing cost initiatives.

(8)	Refer to Note to Unaudited Condensed Consolidated Statements of Income.

Yahoo! Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2009	2008	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$56,240	$187,816	$725,380	$449,551
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	128,997	138,541	372,467	412,043
Amortization of intangible assets	78,608	39,208	226,006	145,019
Stock-based compensation expense, net	132,599	114,430	380,772	346,076
Non-cash restructuring charges	-	790	-	7,257
Tax benefits from stock-based awards	21,066	(30,230)	52,199	(13,694)
Excess tax benefits from stock-based awards	(35,481)	(2,942)	(35,481)	(70,128)
Deferred income taxes	4,973	18,939	42,500	43,680
Earnings in equity interests	(27,762)	(68,654)	(537,471)	(181,744)
Dividends received from equity investee	-	1,483	18,942	27,628
(Gain)/loss from sale of investments, assets, and other, net	6,275	(94,727)	11,640	(166,970)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	22,786	9,180	46,422	172,442
Prepaid expenses and other	(35,934)	(3,894)	(41,581)	724
Accounts payable	3,856	16,585	(35,596)	(53,036)
Accrued expenses and other liabilities	46,546	56,841	101,162	(82,537)
Deferred revenue	(55,678)	(28,226)	231,873	(77,028)
Net cash provided by operating activities	347,091	355,140	1,559,234	959,283

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment, net	(167,228)	(98,903)	(482,918)	(264,058)
Purchases of marketable debt securities	(392,246)	(1,357,160)	(1,281,713)	(3,530,766)
Proceeds from sales of marketable debt securities	48,829	27,005	248,130	83,164
Proceeds from maturities of marketable debt securities	356,913	666,183	727,890	2,106,020
Proceeds from sales of marketable equity securities	-	145,207	-	265,194
Acquisitions, net of cash acquired	(29,349)	(17,773)	(208,958)	(17,773)
Purchase of intangible assets	(15,824)	(7,063)	(66,984)	(28,814)
Other investing activities, net	(112)	3,738	(7,989)	3,652
Net cash used in investing activities	(199,017)	(638,766)	(1,072,542)	(1,383,381)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net	13,958	3,433	331,403	74,485
Repurchases of common stock	-	(90,778)	(79,236)	(90,778)
Excess tax benefits from stock-based awards	35,481	2,942	35,481	70,128
Tax withholdings related to net share settlements of restricted stock awards
and restricted stock units	(8,456)	(19,371)	(65,068)	(45,989)
Other financing activities, net	-	-	(74)	-
Net cash provided by financing activities	40,983	(103,774)	222,506	7,846

Effect of exchange rate changes on cash and cash equivalents	(96,677)	37,404	(79,378)	58,046

Net change in cash and cash equivalents	92,380	(349,996)	629,820	(358,206)
Cash and cash equivalents, beginning of period	2,051,370	2,284,086	1,513,930	2,292,296

Cash and cash equivalents, end of period	$2,143,750	$1,934,090	$2,143,750	$1,934,090

Yahoo! Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	September 30,
	2008	2009

ASSETS
Current assets:
Cash and cash equivalents	$2,292,296	$1,934,090
Short-term marketable debt securities	1,159,691	1,967,508
Accounts receivable, net	1,060,450	907,029
Prepaid expenses and other current assets	233,061	268,459
Total current assets	4,745,498	5,077,086

Long-term marketable debt securities	69,986	601,469
Property and equipment, net	1,536,181	1,394,558
Goodwill	3,440,889	3,500,920
Intangible assets, net	485,860	365,405
Other long-term assets	233,989	127,476
Investments in equity interests	3,177,445	3,353,040

Total assets	$13,689,848	$14,419,954

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$151,897	$102,122
Accrued expenses and other current liabilities	1,139,894	990,680
Deferred revenue	413,224	413,412
Total current liabilities	1,705,015	1,506,214

Long-term deferred revenue	218,438	144,471
Capital lease and other long-term liabilities	77,062	83,612
Deferred and other long-term tax liabilities, net	420,372	503,448
Total liabilities	2,420,887	2,237,745

Total Yahoo! Inc. stockholders' equity	11,250,942	12,159,677
Noncontrolling interests	18,019	22,532
Total equity	11,268,961	12,182,209

Total liabilities and equity	$13,689,848	$14,419,954

CONTACTS:
Yahoo! Inc.
Dana Lengkeek, 408-349-1130 (Media Relations)
danal@yahoo-inc.com
Cathy La Rocca, 408-349-5188 (Investor Relations)
cathy@yahoo-inc.com